Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Candace S. Cummings, Robert K. Shearer, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended January 3, 2009, to be filed with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 10th day of February, 2009.

V.F. CORPORATION
ATTEST:
	By:	/s/ Eric C. Wiseman

/s/ Candace S. Cummings Candace S. Cummings Secretary		Eric C. Wiseman Chairman of the Board

Principal Executive Officer:		Principal Financial Officer:

/s/ Eric C. Wiseman		/s/ Robert K. Shearer

Eric C. Wiseman President and Chief Executive Officer		Robert K. Shearer Senior Vice President and Chief Financial Officer

/s/ Charles V. Bergh		/s/ W. Alan McCollough

Charles V. Bergh, Director		W. Alan McCollough, Director

/s/ Juan Ernesto de Bedout		/s/ Clarence Otis, Jr.

Juan Ernesto de Bedout, Director		Clarence Otis, Jr., Director

/s/ Ursula O. Fairbairn		/s/ M. Rust Sharp

Ursula O. Fairbairn, Director		M. Rust Sharp, Director

/s/ Barbara S. Feigin		/s/ Raymond G. Viault

Barbara S. Feigin, Director		Raymond G. Viault, Director

/s/ George Fellows		/s/ Eric C. Wiseman

George Fellows, Director		Eric C. Wiseman, Director

/s/ Robert J. Hurst Robert J. Hurst, Director